UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2010

MISSION WEST PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8383	95-2635431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10050 Bandley Drive, Cupertino, CA 95014
(Address of principal executive offices, zip code)

 Registrant’s telephone number, including area code: (408) 725-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

(a)
The following information is being furnished by the Company as required for Item 2.02(a) of this report and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934:

On February 2, 2011, the Company issued a press release announcing its earnings results for the fourth quarter and full year ended December 31, 2010. The press release is attached to this Current Report as Exhibit 99.1 and is incorporated by reference in response to Item 2.02(a) of this report.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
99.1	Mission West Properties, Inc. Press Release dated February 2, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION WEST PROPERTIES, INC.

Date: February 3, 2011	By:	/s/ Wayne N. Pham
Wayne N. Pham
Vice President of Finance

Exhibit 99.1

[Missing Graphic Reference]	Press Release

For Immediate News Release
February 2, 2011

Mission West Properties Announces Fourth Quarter and Full Year 2011 Operating Results

Cupertino, CA – Mission West Properties, Inc. (NASDAQ: MSW) reported today that Funds From Operations (“FFO”) for the quarter ended December 31, 2010 was approximately $11,182,000, or $0.11 per diluted common share, (considering the potential effect of all O.P. units being exchanged for shares of the Company’s common stock) as compared to approximately $16,604,000, or $0.16 per diluted common share, for the same period in 2009. For the quarter ended December 31, 2009, a forfeited deposit of $2,000,000 under a contract for the sale of a McCandless property accounted for approximately $0.02 per diluted common share and unrealized gain from investment in marketable securities accounted for approximately $871,000, or less than $0.01 per diluted common share. On a sequential quarter basis, FFO for the quarter ended September 30, 2010 was approximately $0.11 per diluted common share. For the year ended December 31, 2010, FFO decreased to approximately $56,018,000, or $0.53 per diluted common share, from FFO of $60,467,000, or $0.57 per diluted common share, for the year ended December 31, 2009. For the year ended December 31, 2010, realized gain from investment in marketable securities and litigation proceeds accounted for approximately $0.05 per diluted common share. For the year ended December 31, 2009, unrealized gain from investment in marketable securities and a forfeited deposit accounted for approximately $0.07 per diluted common share.

Net income for the quarter ended December 31, 2010 was approximately $10,839,000 as compared to approximately $10,384,000 for the quarter ended December 31, 2009. Net income per diluted share available to common stockholders was approximately $0.10 for the quarter ended December 31, 2010 compared to $0.11 for the quarter ended December 31, 2009, a per share decrease of approximately 9%. For the quarter ended December 31, 2010, gain from the sale of an R&D property accounted for approximately $0.05 per diluted common share. For the quarter ended December 31, 2009, a forfeited deposit under a contract for the sale of a McCandless property accounted for approximately $0.02 per diluted common share. Net income for the year ended December 31, 2010 was approximately $36,495,000 as compared to approximately $34,449,000 for the year ended December 31, 2009. For each of the year ended December 31, 2010 and 2009, net income per diluted share available to common stockholders was approximately $0.38. For the year ended December 31, 2010, realized gain from investment in marketable securities and litigation proceeds accounted for approximately $0.05 per diluted common share. For the year ended December 31, 2009, unrealized gain from investment in marketable securities and a forfeited deposit accounted for approximately $0.07 per diluted common share.

Disposition Activity

On October 28, 2010, the Company disposed of one R&D property located at 1325-1375 McCandless Drive in Milpitas, California consisting of approximately 78,000 rentable square feet. A total net gain of approximately $6,199,000 was recognized and classified as discontinued operations on the total sales price of $14,123,000. The buyer issued a promissory note to the Company in the amount of $7,123,000 with an interest rate of 3.00% per annum. The principal amount of the note, together with accrued interest, will be due and payable on October 30, 2011.

Company Profile

Mission West Properties, Inc. operates as a self-managed, self-administered and fully integrated REIT engaged in the management, leasing, marketing, development and acquisition of commercial R&D properties, primarily located in the Silicon Valley portion of the San Francisco Bay Area. Currently, the Company manages 111 properties totaling approximately 8.0 million rentable square feet. For additional information, please contact Investor Relations at 408-725-0700.

The matters described herein contain forward-looking statements.  Such statements can be identified by the use of forward-looking terminology such as “will,” “anticipate,” “estimate,” “expect,” “intends,” or similar words.  Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company’s control, which may cause material differences in actual results, performance or other expectations.  These factors include, but are not limited to, the ability to complete acquisitions under the Berg Land Holdings Option Agreement with the Berg Group and other factors detailed in the Company’s registration statements, and periodic filings with the Securities & Exchange Commission.

MISSION WEST PROPERTIES, INC.
SELECTED FINANCIAL DATA
(In thousands, except share, per share and property data amounts)

	Three Months Ended Dec 31, 2010	Three Months Ended Dec 31, 2009	Twelve Months Ended Dec 31, 2010	Twelve Months Ended Dec 31, 2009
OPERATING REVENUES:
Rental income	$19,657	$20,988	$81,715	$82,466
Tenant reimbursements	3,527	5,036	15,094	18,668
Other income	480	2,850	2,619	3,756
Total operating revenues	23,664	28,874	99,428	104,890

OPERATING EXPENSES:
Operating and maintenance	4,066	4,321	13,620	14,193
Real estate taxes	3,077	3,447	12,780	13,339
General and administrative	558	593	2,219	2,336
Depreciation and amortization	5,869 (1)	5,829 (1)	23,466 (1)	23,786 (1)
Total operating expenses	13,570	14,190	52,085	53,654

Operating income	10,094	14,684	47,343	51,236

OTHER INCOME (EXPENSES):
Equity in earnings of unconsolidated joint venture	33	72	303	309
Interest and dividend income	51	151	102	1,309
Realized gain from investment	-	-	8,800	-
Unrealized gain (loss) from investment	-	871	(4,733)	5,011
Interest expense	(5,304)	(5,046)	(20,069)	(22,117)
Interest expense – related parties	(149)	(211)	(988)	(765)
Net income from continuing operations	4,725	10,521	30,758	34,983

Discontinued operations:
Gain from disposal of discontinued operations	6,199	-	6,199	-
Loss attributable to discontinued operations	(85)	(137)	(462)	(534)
Net income (loss) from discontinued operations	6,114	(137)	5,737	(534)

Net income	10,839	10,384	36,495	34,449

Net income attributable to noncontrolling interests	(8,654)	(7,975)	(28,022)	(26,058)
Net income available to common stockholders	$2,185	$2,409	$8,473	$8,391

Income per share from continuing operations:
Basic	$0.05	$0.11	$0.34	$0.39
Diluted	$0.05	$0.11	$0.34	$0.39
Income per share from discontinued operations:
Basic	$0.05	-	$0.04	-
Diluted	$0.05	-	$0.04	-
Net income per share to common stockholders:
Basic	$0.10	$0.11	$0.39	$0.39
Diluted	$0.10	$0.11	$0.38	$0.38
Weighted average shares of common stock (basic)	22,076,694	21,793,037	21,973,599	21,736,699
Weighted average shares of common stock (diluted)	22,198,946	21,979,442	22,121,724	21,923,104
Weighted average O.P. units outstanding	83,209,341	83,482,139	83,310,364	83,538,477

FUNDS FROM OPERATIONS
Funds from operations	$11,182	$16,604	$56,018	$60,467
Funds from operations per share (2)	$0.11	$0.16	$0.53	$0.57
Outstanding common stock	22,135,770	21,870,211	22,135,770	21,870,211
Outstanding O.P. units	83,150,265	83,404,965	83,150,265	83,404,965
Weighted average O.P. units and common stock outstanding (diluted)	105,408,287	105,461,581	105,432,088	105,461,581

FUNDS FROM OPERATIONS CALCULATION	Three Months Ended Dec 31, 2010	Three Months Ended Dec 31, 2009	Twelve Months Ended Dec 31, 2010	Twelve Months Ended Dec 31, 2009
Net income	$10,839	$10,384	$36,495	$34,449
Add:
Depreciation and amortization	6,526	6,391	25,840	26,187
Depreciation and amortization in unconsolidated joint venture	60	60	238	238
Less:
Noncontrolling interests in joint ventures	(44)	(231)	(356)	(407)
Gain on sale of real estate	(6,199)	-	(6,199)	-
Funds from operations	$11,182	$16,604	$56,018	$60,467

Funds From Operations (“FFO”) is a non-GAAP financial measurement used by real estate investment trusts (“REITs”) to measure and compare operating performance. As defined by NAREIT, FFO represents net income (loss) (computed in accordance with GAAP, accounting principles generally accepted in the United States of America), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustments for unconsolidated partnerships and joint ventures. Management considers FFO to be an appropriate supplemental measure of the Company’s operating and financial performance because when compared year over year, it reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs, providing a perspective not immediately apparent from net income. In addition, management believes that FFO provides useful information about the Company’s financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs. FFO should neither be considered as an alternative for net income as a measure of profitability nor is it comparable to cash flows provided by operating activities determined in accordance with GAAP. FFO is not comparable to similarly entitled items reported by other REITs that do not define them exactly as we define FFO.

PROPERTY AND OTHER DATA:	Three Months Ended Dec 31, 2010	Three Months Ended Dec 31, 2009	Twelve Months Ended Dec 31, 2010	Twelve Months Ended Dec 31, 2009
Total properties, end of period	111	111	111	111
Total square feet, end of period	8,011,026	8,047,569	8,011,026	8,047,569
Average monthly rental revenue per square foot (3)	$1.25	$1.33	$1.30	$1.30
Occupancy for leased properties	69.9%	65.5%	69.9%	65.5%
Straight-line rent	$(481)	$195	$(770)	$870
Leasing commissions	$812	$328	$1,753	$1,621
Non-recurring capital expenditures	$1,142	$22	$2,841	$178

LEASE ROLLOVER SCHEDULE:

Year	# of Leases	Rentable Square Feet	2010 Base Rent (5)
2010	-	-	$3,104,873
2011 (4)	13	691,304	10,301,766
2012	13	791,223	12,870,081
2013	7	401,645	5,626,016
2014	20	1,625,113	24,498,533
2015	8	587,437	9,309,659
2016	4	196,279	3,434,208
2017	9	543,035	6,771,073
2018	3	265,612	539,323
2019	1	165,000	2,862,504
Thereafter	3	208,768	3,203,912
Total	81	5,475,416	$82,521,948

BALANCE SHEETS
	December 31, 2010	December 31, 2009

Assets
Investments in real estate:
Land	$322,076	$320,911
Buildings and improvements	790,424	799,649
Real estate related intangible assets	3,240	3,240
Total investments in properties	1,115,740	1,123,800
Accumulated depreciation and amortization	(224,027)	(204,153)
Assets held for sale, net	3,267	-
Net investments in properties	894,980	919,647
Investment in unconsolidated joint venture	3,830	3,828
Net investments in real estate	898,810	923,475
Cash and cash equivalents	3,988	986
Restricted cash	6,892	197
Restricted investment in marketable securities	-	12,069
Deferred rent receivables	17,941	18,711
Other assets, net	40,653	30,951
Total assets	$968,284	$986,389

Liabilities and Equity
Liabilities:
Mortgage notes payable	$345,770	$318,818
Mortgage note payable – related parties	7,721	8,261
Note payable – related parties	-	9,325
Revolving line of credit	-	14,466
Interest payable	1,659	1,573
Security deposits	4,605	4,849
Deferred rental income	6,526	6,539
Dividends and distributions payable	15,793	15,791
Accounts payable and accrued expenses	16,239	9,638
Total liabilities	398,313	389,260

Commitments and contingencies.

Equity:
Stockholders’ equity:
Common stock, $.001 par value	22	22
Additional paid-in capital	172,568	170,606
Distributions in excess of accumulated earnings	(30,520)	(25,784)
Total stockholders’ equity	142,070	144,844
Noncontrolling interests in operating partnerships	427,901	452,285
Total equity	569,971	597,129
Total liabilities and equity	$968,284	$986,389

(1)
Includes approximately $124 and $159 in amortization expense for the three months ended December 31, 2010 and 2009, respectively, and $708 and $637 in amortization expense for the twelve months ended December 31, 2010 and 2009, respectively, for the amortization of in-place lease value intangible asset pursuant to the Business Combinations Topic of the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”).

(2)	Calculated on a fully diluted basis. Assumes conversion of O.P. units outstanding into the Company’s common stock.

(3)
Average monthly rental revenue per square foot has been determined by taking the cash base rent for the period divided by the number of months in the period, and then divided by the average occupied square feet in the period.

(4)	Excludes six month-to-month leases for approximately 63,000 rentable square feet and $270 cash rent.

(5)	Base rent reflects cash rent.